BANGOR HYDRO-ELECTRIC COMPANY



                                     TO



                               CHEMICAL BANK,

                                 AS TRUSTEE



                                _____________




                           SUPPLEMENTAL INDENTURE

                          DATED AS OF JUNE 15, 1995



                                     TO



         GENERAL AND REFUNDING MORTGAGE INDENTURE AND DEED OF TRUST

                          DATED AS OF JUNE 1, 1995









              SUPPLEMENTAL INDENTURE, dated as of June 15, 1995 (the "Supplemental Indenture"), made by and between BANGOR HYDRO-ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Maine (the "Company"), the post office address of which is 33 State Street, Bangor, Maine 04401, and CHEMICAL BANK, a corporation organized and existing under the laws of the State of New York (the "Trustee"), as Trustee under the General and Refunding Mortgage Indenture and Deed of Trust dated as of June 1, 1995, hereinafter mentioned, the post office address of which is 450 West 33rd Street, New York, New York 10001;

              WHEREAS, the Company has heretofore executed and delivered its General and Refunding Mortgage Indenture and Deed of Trust dated as of June 1, 1995 (the "Indenture"), to the Trustee, for the security of the bonds of the Company to be issued thereunder (the "Bonds"); and

              WHEREAS, the Company desires to create a new series of Bonds to be issued under the Indenture, to be known as General and Refunding Mortgage Bonds, Series A (the "Series A Bonds"); and

              WHEREAS, pursuant to a Loan Agreement dated as of June 1, 1995 between the Finance Authority of Maine ("FAME") and the Company (the "Loan Agreement"), One Hundred and Twenty-six Million Dollars ($126,000,000) aggregate principal amount of Series A Bonds are to be registered in the name of FAME, and assigned to First Fidelity Bank, the trustee (hereinafter, together with any successor trustee, called the "FAME Trustee") under a Trust
Indenture,    dated as of June 1, 1995 between FAME and the FAME Trustee
(the "FAME Indenture"); and

              WHEREAS, the Series A Bonds are to be held in pledge to evidence and secure the obligations of the Company under the Loan Agreement and in particular for the security of the payment of the principal and interest on One Hundred and Twenty-six Million Dollars ($126,000,000) aggregate principal amount of Finance Authority of Maine Taxable Electric Rate Stabilization Revenue Notes, Series 1995A (Bangor Hydro-Electric Company) (the "FAME Bonds") being issued under the FAME Indenture and Additional Payments (as defined in the Loan Agreement); and

              WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

              WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

              NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

              THAT BANGOR HYDRO-ELECTRIC COMPANY, in consideration of the service by the Trustee, and its successors, under the Indenture and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the Bonds as follows:


                                 ARTICLE I.

                     DESCRIPTION OF THE SERIES A BONDS.

              SECTION 1. The Company hereby creates a new series of Bonds to be known as "General and Refunding Mortgage Bonds, Series A" (hereinafter referred to as the "Series A Bonds"). The Series A Bonds shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture, as supplemented and modified.

              The Series A Bonds shall be evidenced by registered Bonds in the aggregate principal amount of One Hundred and Twenty-six Million Dollars. The commencement of the first interest period for the Series A Bonds shall be June 30, 1995. The Series A Bonds shall mature as provided in Article III and shall bear interest at the rate of seven and three-hundredths percent (7.03%) per annum, payable semi-annually on the first day of January and the first day of July in each year, commencing January 1, 1996. The Series A Bonds shall upon issuance be delivered by the Company to and be registered in the name of FAME, shall be assigned by FAME to the FAME Trustee and shall be transferable thereafter only (i) to the Company as provided herein, or (ii) as required to effect an assignment thereof to a successor trustee under the FAME Indenture.

              To the extent that the Company, pursuant to the Loan Agreement, furnishes directly to the FAME Trustee at its principal corporate trust office all funds required for any and all payments of principal of and interest on the FAME Bonds, such payments shall be deemed to constitute corresponding payments of interest and installments of principal on the Series A Bonds.


              Unless payment then is or has been made pursuant to the next preceding paragraph, payment of the principal of and interest on the Series A Bonds shall be made in any coin or currency of the United States which at the time of payment is legal tender for the payment of public and private debts at the principal corporate trust office of the FAME Trustee, by wire transfer to the FAME Trustee for the account of FAME in funds immediately available at said office of the FAME Trustee, in each case on or prior to 11:00 a.m. of the second Business Day preceding the due date for such payment. Any such payment of principal or interest shall be credited as and used to make a corresponding payment of principal and interest on the FAME Bonds.

              The Trustee may at any and all times conclusively assume that the obligations of the Company to make payments with respect to the principal of and interest on Series A Bonds, so far as such payments shall at the time have become due, has been fully satisfied and discharged unless and until the Trustee shall have received a written notice from the FAME Trustee signed by one of its officers, stating (i) that the Company is in arrears as to the payments required to be made by it to the FAME Trustee pursuant to the Loan Agreement and (ii) the amount of the arrearage.

              The FAME Trustee, by acceptance of the assignment of the Series A Bonds, agrees that it shall upon the payment or cancellation of any FAME Bonds (other than through the application of funds drawn from the Capital Reserve Fund (as defined in the Loan Agreement) or otherwise provided directly by FAME (and in each case not reimbursed by the Company)), deliver to the Company a like principal amount of Series A Bonds, and shall surrender the remaining Series A Bonds to the Company upon final payment of the FAME Bonds.

              Any notice affecting or relating to the Series A Bonds required or permitted to be given under the Indenture to Holders may be given by mailing the same by first class mail, postage prepaid, to the FAME Trustee at 10 State House Square, Hartford, Connecticut 06103 and to FAME at 83 Western Avenue, Augusta, Maine 04330-7226 or at such other address as may be provided to the Trustee by written notice from the FAME Trustee or FAME, as the case may be. The certificate of the Trustee that such mailing has been effective shall be conclusive evidence of compliance with the requirements of this Section, whether or not the FAME Trustee or FAME receive such notice.

              The Trustee hereunder shall, by virtue of its office as such Trustee, be the Registrar and Transfer Agent of the Company for the purpose of registering and transferring Series A Bonds, and shall maintain a Bond register for the Series A Bonds.

              SECTION 2. The Series A Bonds and the Trustee's Certificate of Authentication shall be substantially in the following forms, respectively:


                           [FORM OF FACE OF BOND]

NOTE: THE HOLDER OF THIS BOND BY ACCEPTANCE HEREOF AGREES TO RESTRICTIONS ON TRANSFER OF THIS BOND AS SET FORTH BELOW. IN ADDITION, THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH SECURITY MAY NOT BE TRANSFERRED WITHOUT COMPLIANCE WITH APPLICABLE SECURITIES LAWS.

THIS BOND IS NOT TRANSFERABLE EXCEPT (I) TO THE COMPANY OR (II) TO THE TRUSTEE OR SUCCESSOR TRUSTEE UNDER THE TRUST INDENTURE DATED AS OF JUNE 1, 1995 BETWEEN THE FINANCE AUTHORITY OF MAINE AND FIRST FIDELITY BANK, AS TRUSTEE.




                        BANGOR HYDRO-ELECTRIC COMPANY
                GENERAL AND REFUNDING MORTGAGE BOND, SERIES A


No. A-                                                      $___________

              BANGOR HYDRO-ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Maine (the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to the Finance Authority of Maine or registered assigns, the principal sum of _______________ Dollars on the 1st day of July, ____, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from June 30, 1995, payable semi-annually, on the first days of January and July in each year, commencing January 1, 1996, at the rate of seven and three-hundredths per cent (7.03%) per annum, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned.

              This bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the form of certificate of authentication endorsed hereon shall have been signed by or on behalf of Chemical Bank, the Trustee under the Indenture, or a successor trustee thereto under the Indenture, or by an authenticating agent duly appointed by the Trustee in accordance with the terms of the Indenture.

              The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

              IN WITNESS WHEREOF, Bangor Hydro-Electric Company has caused this bond to be signed (manually or by facsimile signature) in its name by an Authorized Executive Officer, as defined in the aforesaid Indenture, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested (manually or by facsimile signature) by an Authorized Executive Officer, as defined in such Indenture, on the date hereof.

Dated ________________
                                       BANGOR HYDRO-ELECTRIC COMPANY,



                                       By
                                          ------------------------------
                                         Authorized Executive Officer


ATTEST:


____________________________
Authorized Executive Officer



              [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


    This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture.

                                             CHEMICAL BANK,
                                             Trustee


                                             By  ------------------------
                                                  Authorized Officer



                          [FORM OF REVERSE OF BOND]


              This bond is one of the bonds of the Company (the "Bonds") issued and to be issued under and secured by a General and Refunding Mortgage Indenture and Deed of Trust (the "Indenture"), dated as of June 1, 1995, executed by the Company to Chemical Bank, as Trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of registered owners of the Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This Bond is one of a series designated as the "General and Refunding Mortgage Bonds, Series A" (the "Series A Bonds") of the Company, issued under and secured by the Indenture and described in the supplemental indenture dated as of June 15, 1995, between the Company and the Trustee (the "Supplemental Indenture").

              This Bond is issued to the Finance Authority of Maine ("FAME") to evidence and secure the obligation of the Company to pay the principal of and interest on a like amount of bonds (the "FAME Bonds") issued under a Trust Indenture dated as of June 1, 1995 ("FAME Indenture") between FAME and First Fidelity Bank, as trustee ("FAME Trustee"), pursuant to a Loan Agreement dated as of June 1, 1995 (the "Loan Agreement") and to secure Additional Payments (as defined in the Loan Agreement).

              To the extent that the Company, pursuant to the Loan Agreement, furnishes directly to the FAME Trustee at its principal corporate trust office all funds required for any and all payments of principal of and interest on the FAME Bonds, such payments shall be deemed to constitute corresponding payments of interest and installments of principal on this Series A Bond.

              Unless payment then is or has been made pursuant to the next preceding paragraph, payment of the principal of and interest on this Series A Bond shall be made in any coin or currency of the United States which at the time of payment is legal tender for the payment of public and private debts at the principal corporate trust office of the FAME Trustee, by wire transfer to the FAME Trustee for the account of FAME in funds immediately available at said office of the FAME Trustee, in each case on or prior to 11:00 a.m. of the second Business Day preceding the due date for such payment. Any such payment of principal or interest shall be credited as and used to make a corresponding payment of principal and interest on the FAME Bonds.

              The Trustee may at any and all times conclusively assume that the obligations of the Company to make payments with respect to the principal of and interest on this Series A Bond, so far as such payments shall at the time have become due, has been fully satisfied and discharged unless and until the Trustee shall have received a written notice from the FAME Trustee signed by one of its officers, stating (i) that the Company is in arrears as to the payments required to be made by it to the FAME Trustee pursuant to the Loan Agreement and (ii) the amount of the arrearage.

              The FAME Trustee, by acceptance of the assignment of this Series A Bond, agrees that it shall upon the payment or cancellation of a portion of the principal amount of the FAME Bonds (other than through the application of funds drawn from the Capital Reserve Fund (as defined in the Loan Agreement) or otherwise provided directly by FAME (and in each case not reimbursed by the Company)), deliver to the Company a like principal amount of Series A Bonds, and shall surrender the remaining Series A Bonds to the Company upon final payment of the FAME Bonds.

              Any notice affecting or relating to the Series A Bonds required or permitted to be given under the Indenture to Holders may be given by mailing the same by first class mail, postage prepaid, to the FAME Trustee and FAME. The certificate of the Trustee that such mailing has been effective shall be conclusive evidence of compliance with the requirements of the Supplemental Indenture, whether or not the FAME Trustee or FAME receive such notice.

              The Trustee hereunder shall, by virtue of its office as such Trustee, be the Registrar and Transfer Agent of the Company for the purpose of registering and transferring Series A Bonds, and shall maintain a Bond register for the Series A Bonds.

              As more fully described in the Supplemental Indenture, Series
A Bonds shall be redeemed in whole by payment of the principal amount hereof plus accrued interest hereon, if any, to the date fixed for redemption, upon receipt by the Trustee of a written advice from the FAME Trustee stating that the principal amount of all the FAME Bonds then outstanding under the FAME Indenture has been declared due and payable pursuant to the provisions of
Section 7.03 of the FAME Indenture. This Series A Bond is not otherwise redeemable prior to maturity.

              Principal of the Series A Bonds shall be payable on the following principal payment dates and in the respective amounts as follows:

                 Principal
                 Payment
                 Dates
                 (July 1)                                         Amount
                  ---------                                       -----------
                 1998                                             $12,300,000
                 1999                                              13,100,000
                 2000                                              14,000,000
                 2001                                              15,100,000
                 2002                                              16,100,000
                 2003                                              17,200,000
                 2004                                              18,400,000
                 2005                                              19,800,000


              To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds may be made with the consent of the Company by an affirmative vote or consent of the holders of a majority in aggregate principal amount of the Bonds entitled to vote or consent then outstanding and by an affirmative vote or consent of the holders of a majority in aggregate principal amount of the Bonds of all series or tranches of any series entitled to vote or consent then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds or of any tranche or tranches of any series of Bonds then outstanding under the Indenture are so affected; provided, however, that without the consent of the Holder of this bond, no such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest or premium, if any, on this bond. Notwithstanding the foregoing, whenever the vote or the consent of the holder of any Series A Bond is required, the consent of FAME shall also be required for any such vote or consent to be given effect.

              In case an Event of Default, as defined in the Indenture, shall occur, the principal of all the Series A Bonds at any such time outstanding may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may be rescinded under certain circumstances.


                                 ARTICLE II.

                          ISSUE OF SERIES A BONDS.

              SECTION 1. The Company hereby exercises the right to obtain the authentication of $126,000,000 principal amount of Bonds pursuant to the terms of Section 4.06 of the Indenture. All such Bonds shall be Series A Bonds.

              SECTION 2. Such Series A Bonds may be authenticated and delivered prior to the filing for recordation of this Supplemental Indenture.



                                ARTICLE III.

                             PRINCIPAL PAYMENTS.

              Principal of the Series A Bonds shall be payable on the principal payment dates and in the respective amounts as follows:

                 Principal
                 Payment
                 Dates
                 (July 1)                                         Amount
                  ---------                                       -----------
                 1998                                             $12,300,000
                 1999                                              13,100,000
                 2000                                              14,000,000
                 2001                                              15,100,000
                 2002                                              16,100,000
                 2003                                              17,200,000
                 2004                                              18,400,000
                 2005                                              19,800,000




                                 ARTICLE IV.

                      REDEMPTION OF THE SERIES A BONDS.


              SECTION 1. The Series A Bonds shall be redeemed in whole, by payment of the principal amount thereof plus accrued interest thereon, if any, to the date fixed for redemption, upon receipt by the Trustee of a written advice from the FAME Trustee stating (i) that the principal amount of all the FAME Bonds then outstanding under the FAME Indenture has been declared due and payable pursuant to the provisions of Section 7.03 of the FAME Indenture, specifying the date of the accelerated maturity of such FAME Bonds and the date from which interest on the FAME Bonds issued under the FAME Indenture has then accrued, stating such declaration of maturity has not been annulled and demanding payment of the principal amount of the Series A Bonds plus accrued interest thereon, if any, to the date fixed for redemption and (ii) the date fixed for such redemption, and the Trustee hereby waives any other right to receive a notice of redemption under the Indenture; provided, however, that the date fixed for such redemption shall be not earlier than the fifth day and not later than the 45th day after receipt by the Trustee of such advice. The FAME Trustee, by acceptance of the assignment of the Series A Bonds, waives notice of such redemption pursuant to Section 5.04 of the Indenture. The aforementioned notice of redemption from the FAME Trustee shall become null and void for all purposes hereunder and the Indenture upon receipt by the Trustee of written notice from the FAME Trustee of the annulment of the acceleration of the maturity of the FAME Bonds then outstanding under the FAME Indenture and of the rescission of the aforesaid written advice prior to the redemption date specified in such notice of redemption, and thereupon no redemption of the Series A Bonds and no payment in respect thereof as specified in such notice of redemption shall be effected or required. But no such annulment or rescission shall extend to any subsequent written advice from the FAME Trustee or impair any right consequent on such subsequent written advice.

              The Series A Bonds are not otherwise redeemable prior to maturity.

                                 ARTICLE IV.

                                THE TRUSTEE.

              The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Indenture set forth and upon the following terms and conditions:

              The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.


                                 ARTICLE V.

                          MISCELLANEOUS PROVISIONS.

              Section 1. The Company covenants and agrees that it will not enter into an indenture supplemental to the Indenture which amends this Supplemental Indenture in any manner that affects the rights of FAME set forth herein without the written consent of FAME.

              Section 2. This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

              IN WITNESS WHEREOF, said Bangor Hydro-Electric Company has caused this Supplemental Indenture to be executed on its behalf by an Authorized Executive Officer as defined in the Indenture, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by an Authorized Executive Officer as defined in the Indenture; and Chemical Bank, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or one of its Trust Officers all as of the date first above written.

                                       BANGOR HYDRO-ELECTRIC COMPANY



                                       By   /s/ Robert S. Briggs
                                           --------------------------
[CORPORATE SEAL]                          President and Chief
                                           Executive Officer

ATTEST:


  /s/ Federick S. Samp
-----------------------
  Clerk



                                       CHEMICAL BANK



                                       By   /s/ W. B. Dodge
                                          ---------------------
[CORPORATE SEAL]                         Vice President

ATTEST:


   /s/ Wanda Eiland
---------------------
    Trust Officer



STATE OF NEW YORK  )
                        ) ss.:
COUNTY OF NEW YORK )

              BE IT REMEMBERED, that on this 28th day of June, 1995, before me, the undersigned, Matthew Hilton Frances, a Notary Public within and for the County and State aforesaid, personally came Robert S. Briggs, President and Chief Executive Officer, and Frederick S. Samp, Clerk, of Bangor Hydro-Electric Company, a corporation duly organized, incorporated and existing under the laws of the State of Maine, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such President and Chief Executive Officer and Clerk, respectively, and as the free and voluntary act of said Bangor Hydro-Electric Company for the uses and purposes therein set forth.

              IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.


                                          /s/ Matthew H. Frances
                                           --------------------------
                                            Notary Public
                                            #31-5032254

[NOTARIAL SEAL]


STATE OF NEW YORK  )
                       ) ss.:
COUNTY OF NEW YORK )


              BE IT REMEMBERED, that on this 27th day of June, 1995, before me, the undersigned Emily Fayan, a Notary Public within and for the County and State aforesaid, personally came W. B. Dodge, a Vice-President and Wanda Eiland, a Trust Officer, of Chemical Bank, a corporation organized and existing under the laws of State of New York, who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such Vice-President and Trust Officer, respectively, and as the free and voluntary act of Chemical Bank for the uses and purposes therein set forth.

              IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.


                                          /s/ Emily Fayan
                                        ---------------------------
                                       Notary Public
                                       #24-4737006

[NOTARIAL SEAL]